Exhibit 10.12

ENCORE CAPITAL GROUP, INC.
PERFORMANCE STOCK GRANT NOTICE
(2005 STOCK INCENTIVE PLAN, AS AMENDED)
Encore Capital Group, Inc. (the “Company”), pursuant to its 2005 Stock Incentive Plan, as amended (the “Plan”), hereby awards to Participant a Performance Stock Award for the number of shares of the Company’s stock set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth herein and in the Plan and the Performance Stock Agreement, both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Performance Stock Agreement. In the event of any conflict between the terms in the Award and the Plan, the terms of the Plan shall control.

Participant:	Kenneth A. Vecchione
Date of Grant:	June 4, 2013
Vesting Commencement Date:	See Vesting Schedule below
Number of Shares Subject to Award:	Minimum 13,587
Target 27,175
Maximum 54,350
Consideration:	Participant’s Services
Vesting Schedule:	4,529 shares will vest if the sum of FY 2013 3Q and 4Q EPS equals $1.67
9,058 shares will vest if the sum of FY 2013 3Q and 4Q EPS equal$1.70
18,116 shares will vest if the sum of FY 2013 3Q and 4Q EPS equals $1.79
If the sum of FY 2013 3Q and 4Q EPS is between $1.67 and $1.70, then the number of shares between 4,529 and 9,058 that will vest will be determined by linear interpolation.
If the sum of FY 2013 3Q and 4Q EPS is between $1.70 and $1.79, then the number of shares between 9,058 and 18,116 that will vest will be determined by linear interpolation.
4,529 shares will vest if FY 2014 EPS equals $3.68
9,058 shares will vest if FY 2014 EPS equals $3.81
18,117 shares will vest if FY 2014 EPS equals $4.30
If FY 2014 EPS is between $3.68 and $3.81, then the number of shares between 4,529 and 9,058 that will vest will be determined by linear interpolation.
If FY 2014 EPS is between $3.81 and $4.30, then the number of shares between 9,058 and 18,117 that will vest will be determined by linear interpolation.
4,529 shares will vest if FY 2015 EPS equals $3.97
9,059 shares will vest if FY 2015 EPS equals $4.26
18,117 shares will vest if FY 2015 EPS equals $5.17
If FY 2015 EPS is between $3.97 and $4.26, then the number of shares between 4,529 and 9,059 that will vest will be determined by linear interpolation.
If FY 2015 EPS is between $4.26 and $5.17, then the number of shares between 9,059 and 18,117 that will vest will be determined by linear interpolation.

In addition, if the sum of FY 2013 3Q and 4Q EPS, FY 2014 EPS and FY 2015 EPS equals $9.32, then 13,587 shares will vest (less any shares already vested ). If the sum of FY 2013 3Q and 4Q EPS, FY 2014 EPS and FY 2015 EPS equals $9.77, then 27,175 shares will vest (less any shares already vested). If the sum of FY 2013 3Q and 4Q EPS, FY 2014 EPS and FY 2015 EPS equals $11.26, then 54,350 shares will vest (including already vested portions of the Award). If the sum of FY 2013 3Q and 4Q EPS, FY 2014 EPS and FY 2015 EPS is between $9.32 and $9.77, then the number of shares that will vest will be determined by linear interpolation (less any already vested shares). If the sum of FY 2013 3Q and 4Q EPS, FY 2014 EPS and FY 2015 EPS is between $9.77 and $11.26, then the number of shares that will vest will be determined by linear interpolation (less any already vested shares).

Within 15 days of the release of the Company’s audited financial statements for the applicable fiscal year, the Committee will certify in writing whether the EPS goal for such fiscal year has been met and determine the number of shares, if any, that will vest based on the EPS achieved for such fiscal year. If the shares have not already been distributed to the Participant, the Company shall distribute such shares to the Participant within 10 days of the Committee’s written certification.

In addition, the vesting of the shares may accelerate in the sole discretion of the Committee and upon certain events described in the Performance Stock Agreement. Notwithstanding the foregoing, vesting shall terminate upon the Participant’s termination of Continuous Service.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Performance Stock Grant Notice, the Performance Stock Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Performance Stock Grant Notice, the Performance Stock Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on that subject.
Participant further agrees that the Company may deliver by e-mail all documents relating to the Plan or this Award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). Participant also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify Participant by e-mail.

ENCORE CAPITAL GROUP, INC.:	PARTICIPANT:

/s/ George Lund	/s/ Kenneth A. Vecchione
George Lund	Kenneth A. Vecchione
Title: Executive Chairman	Date: June 4, 2013
Date: June 4, 2013

ATTACHMENTS:	Performance Stock Agreement

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ATTACHMENT I
ENCORE CAPITAL GROUP, INC.
2005 STOCK INCENTIVE PLAN, AS AMENDED
PERFORMANCE STOCK AGREEMENT
Pursuant to the Performance Stock Grant Notice (“Grant Notice”) and this Performance Stock Agreement and in consideration of your services, Encore Capital Group, Inc. (the “Company”) has awarded you a performance stock award (the “Award”) under its 2005 Stock Incentive Plan, as amended (the “Plan”) for the number of shares of the Company’s Stock as indicated in the Grant Notice. Your Award is granted to you effective as of the Date of Grant set forth in the Grant Notice for this Award. Defined terms not explicitly defined in this Performance Stock Agreement shall have the same meanings given to them in the Plan. In the event of any conflict between the terms in this Performance Stock Agreement and the Plan, the terms of the Plan shall control.
In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree that the details of your Award are as follows:
1.VESTING.
(a)    In General. Subject to the limitations contained herein, your Award will vest in accordance with the vesting schedule provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service. For purposes of this Award, “Continuous Service” means that your service with the Company or an Affiliate, whether as an employee, director or consultant, is not interrupted or terminated. A change in the capacity in which you render service to the Company or an Affiliate as an employee, consultant or director or a change in the entity for which you render such service, provided that there is no interruption or termination of your service with the Company or an Affiliate, shall not terminate your Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or its compensation committee or any officer designated by the Board or its compensation committee, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to you, or as otherwise required by law.
Notwithstanding the foregoing, in the event (i) of the termination of your Continuous Service to the Company as a result of your death or Disability, or (ii) your employment is terminated without Cause (as defined below) or you resign your employment for Good Reason (as defined below), the Award shall be deemed to be fully (100%) vested and eligible for settlement as of immediately prior to your death or Disability or as of your termination of employment. The consummation of a Change of Control transaction in itself shall not be deemed a termination of employment entitling you to vesting acceleration hereunder even if such event results your being employed by a different entity.

For purposes of this Performance Stock Agreement, “Cause” and “Good Reason” are both defined as such terms are defined in your letter agreement with the Company dated April 8, 2013.
2.    NUMBER OF SHARES. The number of shares subject to your Award will be determined by the achievement of the performance goals set forth in the Grant Notice. In addition, the number of shares subject to your Award may be adjusted from time to time for capitalization adjustments, as provided in the Plan.
3.    SECURITIES LAW COMPLIANCE. You may not be issued any shares under your Award unless the shares are either: (i) then registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.
4.    LIMITATIONS ON TRANSFER. Your Award is not transferable, except by will or by the laws of descent and distribution. In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of Stock subject to the Award until the shares are vested in accordance with this Performance Stock Agreement. After the shares have vested, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein and applicable securities laws.
5.    DIVIDENDS. You shall be entitled to receive payments equal to any cash dividends and other distributions paid with respect to the shares covered by your Award, provided that such distributions shall be converted into additional shares covered by the Award. If such distributions are paid in cash, you shall be credited with additional shares covered by the Award in an amount equal to (i) the amount of the dividends or other distributions paid on that number of shares equal to the aggregate number of shares covered by the Award as of that date divided by (ii) the Fair Market Value of a share as of such date. The additional shares credited shall be subject to the same vesting and forfeiture restrictions as the shares covered by the Award with respect to which they relate.
6.    RESTRICTIVE LEGENDS. The shares issued under your Award shall be endorsed with appropriate legends determined by the Company.
7.    AWARD NOT A SERVICE CONTRACT.
(a)    Your Continuous Service with the Company or an Affiliate is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice. Nothing in this Performance Stock

Agreement (including, but not limited to, the vesting of your Award pursuant to the schedule set forth in the Grant Notice), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Performance Stock Agreement or the Plan shall: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Performance Stock Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Performance Stock Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.
(b)    By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the schedule set forth in the Grant Notice is earned only by continuing as an employee, director or consultant at the will of the Company (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You further acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Performance Stock Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Performance Stock Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Performance Stock Agreement, for any period, or at all, and shall not interfere in any way with your right or the Company’s right to terminate your Continuous Service at any time, with or without cause and with or without notice.
8.    WITHHOLDING OBLIGATIONS.
(a)    On or before vesting of the shares pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and/or any other amounts payable to you, provided that any such withholding will not be in excess of the minimum statutory withholding requirement, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award. If permissible under applicable law, the Company may, in its sole discretion: (i) sell or arrange for the sale, on your behalf, of shares acquired by you to meet the withholding obligation and/or (ii) withhold in shares, provided that only the amount of shares necessary to satisfy the minimum withholding amount are withheld. The Company also reserves the right to require that you assume liability for any tax- and/or social insurance-related charges that may otherwise be due by the Company or an Affiliate with respect to the Award, if the Company determines in its sole discretion that such charges may legally be transferred to you. To the extent that liability for any such charges is transferred to you, such charges will be subject to the applicable withholding methods set forth in this Section 8.

(b)    Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to remove the restrictive legends from the shares of Stock subject to your Award.
9.    NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.
10.    MISCELLANEOUS.
(a)    The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.
(b)    For purposes of your personal tax planning, you may make an election under Section 83(b) of the Code within 30 days of the date of grant; however, this election by you will be in your sole discretion. We strongly advise you to consult with your personal legal, tax and financial advisors before you make such an election.
(c)    You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
(d)    You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.
(e)    The Committee may, to the extent permitted under Section 162(m) of the Code , adjust performance goals to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles, including, but not limited to, asset write-downs, litigation or claim judgments or settlements, changes in tax laws or other laws or provisions affecting reported results, any reorganization and restructuring programs, acquisitions or divestitures, and foreign exchange gains and losses.

11.    GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.
12.    SEVERABILITY. If all or any part of this Performance Stock Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Performance Stock Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Performance Stock Agreement

(or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
13.    EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Performance Stock Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
14.    AMENDMENT. This Performance Stock Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Performance Stock Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Performance Stock Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Performance Stock Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

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